Exhibit 1.1

Healthcare Trust of America Holdings, LP
(a Delaware limited partnership)
$250,000,000 3.500% Senior Notes due 2026
$650,000,000 3.100% Senior Notes due 2030
in each case fully and unconditionally guaranteed by
Healthcare Trust of America, Inc.
UNDERWRITING AGREEMENT
Dated: September 5, 2019

SECTION 1.	Representations and Warranties of the Transaction Entities 2

SECTION 2.	Sale and Delivery to Underwriters; Closing 20

SECTION 3.	Covenants of the Company and the Operating Partnership 21

SECTION 4.	Payment of Expenses 25

SECTION 5.	Conditions of Underwriters’ Obligations 26

SECTION 6.	Indemnification and Contribution 29

SECTION 7.	Representations, Warranties and Agreements to Survive Delivery 31

SECTION 8.	Termination of Agreement 32

SECTION 9.	Default by One or More of the Underwriters 32

SECTION 10.	Notices 33

SECTION 11.	Parties 33

SECTION 12.	Governing Law and Time 33

SECTION 13.	Effect of Headings 34

SECTION 14.	Definitions 34

SECTION 15.	Permitted Free Writing Prospectuses 36

SECTION 16.	Absence of Fiduciary Relationship 36

SECTION 17.	Research Analyst Independence 37

SECTION 18.	Consent to Jurisdiction 37

SECTION 19.	USA PATRIOT Act 37

SECTION 20.	Trial by Jury 38

SECTION 21.	Waiver of Immunity 38

EXHIBITS
Exhibit A    –    Underwriters
Exhibit B    –    Form of Pricing Term Sheet
Exhibit C    –    Issuer General Use Free Writing Prospectuses
Exhibit D-1    –    Opinion of O’Melveny & Myers LLP
Exhibit D-2    –    Tax Opinion of O’Melveny & Myers LLP
Exhibit E    –    Opinion of Venable LLP

Healthcare Trust of America Holdings, LP
(a Delaware limited partnership)
$250,000,000 3.500% Senior Notes due 2026
$650,000,000 3.100% Senior Notes due 2030
in each case fully and unconditionally guaranteed by
Healthcare Trust of America, Inc.
UNDERWRITING AGREEMENT
September 5, 2019
BofA Securities, Inc.
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

As Representatives of the several Underwriters listed on Exhibit A hereto
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, NC 28202
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

Ladies and Gentlemen:
Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), and Healthcare Trust of America, Inc., a Maryland corporation (the “Company” and, together with the Operating Partnership, the “Transaction Entities”), each confirms its agreement (this “Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”) with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Exhibit A hereto of (i) $250,000,000 aggregate principal amount of 3.500% Senior Notes due 2026 (the “2026 Notes”) and (ii) $650,000,000 aggregate principal amount of 3.100% Senior Notes due 2030 (the “2030 Notes” and, together with the 2026 Notes, the “Securities”). The 2026 Notes are to be issued by the Operating Partnership pursuant to the indenture, dated as of July 12, 2016, among the Operating Partnership, U.S. Bank National Association, as trustee (the “Trustee”), and the Company, as guarantor (the “2026 Notes Indenture”), and the 2030 Notes are to be issued by the Operating Partnership pursuant to an indenture, dated on or about September 16, 2019, among the Operating Partnership, the Trustee, as trustee, and the Company, as guarantor (the “2030 Notes Indenture” and, together with the 2026 Notes Indenture, the “Indentures”). The 2026 Notes will constitute part of the same series of debt securities under the 2026 Notes Indenture as the $350,000,000 aggregate principal amount of the Operating Partnership’s 3.500% Senior Notes due 2026 issued on July 12, 2016 (the “Initial 2026 Notes”). This agreement by and among the Company, the Operating Partnership and the Underwriters shall be referred to as this “Agreement.”
The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
The Transaction Entities have prepared and previously delivered to you a preliminary prospectus supplement dated September 5, 2019 relating to the Securities and a related prospectus dated September 5, 2019 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter called, collectively, the “Preliminary Prospectus Supplement.” The Transaction Entities have prepared and delivered to each Underwriter, in a form approved by the Representatives and attached as Exhibit B hereto, copies of a pricing term sheet, dated September 5, 2019 (the “Pricing Term Sheet”), describing the terms of the Securities. Promptly after the execution and delivery of this Agreement, the Transaction Entities will prepare a final prospectus supplement to be dated September 5, 2019 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Securities and Exchange Commission (the “Commission”), all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and with respect to any date or time referred to in this Agreement, the most recent prospectus supplement (whether the Preliminary Prospectus Supplement or the Prospectus Supplement, or any amendment to either such document) are herein called, collectively, the “Prospectus.”
The Securities will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company (the “Guarantees”) in accordance with the terms of the Securities and the Indentures.
Securities issued in book entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).
All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Prospectus shall be deemed to include all such financial statements and schedules and other information that are incorporated by reference in the Prospectus and all references in this Agreement to amendments or supplements to the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in the Prospectus.
SECTION 1.Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters as of the date hereof, as of the Applicable Time referred to below and as of the Closing Date referred to in Section 2(b) hereof, as follows:
(a)    Disclosure Package and Prospectus. The Preliminary Prospectus Supplement, as of the date thereof, did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time (as defined below), neither (x) the Prospectus as supplemented by the Pricing Term Sheet, that has been prepared and delivered by the Transaction Entities to the Underwriters in connection with their solicitation of offers to purchase Securities, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
“Applicable Time” means 2:55 p.m., (New York City time) on September 5, 2019 or such other time as agreed by the Company, the Operating Partnership and the Representatives.
“Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company or the Operating Partnership, or used or referred to by the Company or the Operating Partnership, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Prospectus or amendments or supplements thereto (including the Issuer Free Writing Prospectus (as defined below)), including, without limitation, any road show relating to the Securities that constitutes such a written communication.
As of its date and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Prospectus made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined).
(b)    Compliance with Registration Requirements. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company meets the requirements for use of Form S-3ASR under the Securities Act, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act. The Registration Statement and any post-effective amendments thereto were filed by the Company with the Commission not earlier than three years prior to the date of this Agreement. The Registration Statement and any post-effective amendments thereto became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.
At the respective times the Registration Statement and any post-effective amendments thereto became effective (at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2)), and at the Closing Date, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements under the Securities Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
At the respective times that the Registration Statement or any amendment to any of the foregoing were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.
The Preliminary Prospectus Supplement (including the Base Prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act and any such preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered or made available to the Underwriters for use in connection with the offering of any Securities was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus, as of its issue date and as of the relevant Applicable Time and Closing Date, or until any earlier date that the issuer notified or notifies each Underwriter as described in Section 3(e) hereof, did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, made in reliance upon and in conformity with the Underwriter Content.
As used herein, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities (including any identified on Exhibit C hereto) that (i) is required to be filed with the Commission by the Company, or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act.
Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement and any post-effective amendments thereto by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement.
(c)    Validity and Sufficiency of the Indentures. The 2030 Notes Indenture will be, and each of this Agreement and the 2026 Notes Indenture has been, duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto. The 2030 Notes Indenture will be and each of the 2026 Notes Indenture and the Agreement of Limited Partnership of the Operating Partnership, as amended and/or restated from time to time (the “Operating Partnership Agreement”), assuming due authorization, execution and delivery by the parties thereto (other than the Transaction Entities), is a valid and legally binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity in accordance with its respective terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) for the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy (the “Enforceability Exceptions”).
(d)    Authorization of Issuance of Securities; Conformity with Applicable Laws.
(i)    Authorization of the Securities. The Securities have been duly authorized by the Operating Partnership, and, at the Closing Date, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indentures against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indentures. With respect to the Operating Partnership, the Securities will rank pari passu with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding at the Closing Date or that may be incurred thereafter.
(ii)    Authorization of the Guarantees. The Guarantees have been duly authorized by the Company and, at the Closing Date, the notations of the Guarantees endorsed on the Securities issued at the Closing Date will have been duly executed by the Company and, when the Securities are authenticated, issued and delivered in the manner provided for in the Indentures against payment of the purchase price therefor as provided in this Agreement, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the Enforceability Exceptions, and such notations of the Guarantees will be in the form contemplated by the Indentures. With respect to the Company, the Guarantees will rank pari passu with all unsecured and unsubordinated indebtedness of the Company that is outstanding at the Closing Date or that may be incurred thereafter.
(e)    Single Series. The 2026 Notes and the Initial 2026 Notes will constitute and form a single series of debt securities under the 2026 Notes Indenture.
(f)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Indentures and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Indentures; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Company, the Operating Partnership and each direct or indirect subsidiary of the Company, other than the Operating Partnership (taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).
(g)    Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Indentures. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of units representing limited partnership interests in the Operating Partnership as disclosed in or incorporated by reference in the Disclosure Package and the Prospectus, as of the dates set forth therein, free and clear of any Liens (as defined below), except (i) as set forth in the Disclosure Package and the Prospectus and (ii) where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Disclosure Package and the Prospectus.
(h)    Subsidiaries. Each direct or indirect subsidiary of the Company included on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K, other than the Operating Partnership (each, excluding the Operating Partnership, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and otherwise) to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects; and except as described in the Disclosure Package and the Prospectus, each Subsidiary’s capital stock or other ownership interests are currently owned and will, at the Applicable Time and immediately following each Closing Date, continue to be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except as described in the Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary. As of the date hereof, none of the Subsidiaries are “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act). After the date hereof, except as disclosed to the Representatives in writing, none of the Subsidiaries will be “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).
(i)    Capitalization. The Company’s authorized capitalization is as set forth in the documents incorporated by reference in the Disclosure Package and the Prospectus and has not changed, except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or benefit plans referred to in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the caption “Description of Healthcare Trust of America Inc. Capital Stock”; and, except as set forth in the Disclosure Package and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.
All outstanding shares of capital stock of the Company were validly issued, are fully paid and nonassessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, the Operating Partnership or any of the Subsidiaries other than those accurately described in all material respects in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder (collectively, “Plans”), set forth in the Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such Plans.
(j)    Authorization of Units. The outstanding common units of limited partnership in the Operating Partnership (“OP Units”) have been duly authorized for issuance by the Operating Partnership, and are validly issued. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Disclosure Package and the Prospectus in all material respects. None of the OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership.
(k)    No Other Contracts. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings, between the Company and the Operating Partnership and any person that would give rise to a valid claim against the Transaction Entities or Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities as contemplated by this Agreement.
(l)    Absence of Violations and Defaults. None of the Transaction Entities nor the Subsidiaries (i) is in violation of its charter, bylaws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses (ii) and (iii) immediately above, for such defaults or violations that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(m)    Absence of Further Requirements. (A) No consent, approval, authorization, filing with or order of any court or governmental agency or body, (B) no authorization, approval, vote or other consent of any holder of capital stock or other securities of the Company or any creditor of the Company and (C) no waiver or consent under any Agreements and Instruments is required to be made or obtained by the Company, the Operating Partnership, or the Subsidiaries in connection with the transactions contemplated by this Agreement or the Indentures, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the Securities Act or (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.
(n)    No Conflicts or Defaults. The execution, delivery and performance of this Agreement and the Indentures by the Transaction Entities, and the consummation of the transactions contemplated hereby (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under “Use of Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Disclosure Package and the Prospectus) upon any of the properties or assets of the Transaction Entities or any of the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their properties or assets, (ii) any term, condition or provision of any Agreements or Instruments, or (iii) the charter, declaration of trust, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, as applicable, of the Transaction Entities or any of the Subsidiaries, except, in the case of clauses (i) and (ii) immediately above, for such conflicts, breaches, violations, defaults, rights, Repayment Events or Liens that are disclosed in the Disclosure Package and the Prospectus or as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Transaction Entities to consummate the transactions contemplated herein. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of the Subsidiaries, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Transaction Entities or any of the Subsidiaries are a party the contractual right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.
(o)    Valid Agreements. This Agreement has been duly and validly authorized, executed and delivered by the Transaction Entities, and the Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Transaction Entities; and each of this Agreement and the Operating Partnership Agreement, assuming due authorization, execution and delivery by the parties thereto (other than the Transaction Entities), is a valid and binding agreement of each of the Company and the Operating Partnership, respectively, enforceable against the Transaction Entities in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.
(p)    Licenses. The Transaction Entities and the Subsidiaries possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, are in compliance with the terms and conditions of all such Licenses; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Transaction Entities nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses, except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.
(q)    Financial Statements. The consolidated financial statements of the Transaction Entities and its subsidiaries included or incorporated within the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Transaction Entities at the dates indicated and the consolidated statements of operations, changes in stockholders’ equity and cash flows of the Transaction Entities for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared on a consistent basis with the books and records of the Transaction Entities. The supporting schedules included or incorporated within the Disclosure Package and the Prospectus present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated within the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated within the Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated within the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statements of certain revenues and expenses of the properties acquired included in the Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X with respect to real estate operations acquired; to the best knowledge of the Transaction Entities, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and to the best knowledge of the Transaction Entities, the other financial and statistical data incorporated by reference into the Disclosure Package and the Prospectus presents fairly in all material respects the information shown. No other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Exchange Act to be included in the Disclosure Package or the Prospectus. All disclosures contained or incorporated within the Disclosure Package and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Any interactive data in eXtensible Business Reporting Language included or incorporated within the Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The financial data set forth in the Prospectus under the caption “Ratio of Earnings to Fixed Charges and Preferred Stock Dividends” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated within the Disclosure Package or the Prospectus.
(r)    Exchange Act Compliance. Each document incorporated or deemed to be incorporated by reference in the Prospectus, at the respective time it was or hereafter is filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations under the Exchange Act (the “Exchange Act Regulations”), as applicable, in effect at the time of such filing, and, when read together with the other information in the Prospectus, at the Applicable Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(s)    Independent Registered Public Accounting Firm. Deloitte & Touche LLP (“Deloitte”), who audited the financial statements, and supporting schedules and historical summaries of revenues and certain operating expenses for the properties related thereto included or incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus and will deliver the “comfort” letters referred to in Section 5 hereof, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act. KPMG LLP (“KPMG”), who audited the combined statements of revenues in excess of certain expenses for the (i) Duke Realty Healthcare Initial Closing Assets Portfolio (the “Initial Duke Portfolio”) for the year ended December 31, 2016, and (ii) the Duke Realty Healthcare Subsequent and Pending Acquisition Assets Portfolio (the “Subsequent Duke Portfolio” and, together with the Initial Duke Portfolio, the “Duke Properties”) for the year ended December 31, 2016, appearing in Item 9.01 in the Form 8-K/A of the Company and the Partnership filed with the Commission on August 21, 2017 incorporated by reference as a part of the Registration Statement and included in the Disclosure Package and the Prospectus and will deliver “comfort” letters referred to in Section 5 hereof, is, to the knowledge of the Transaction Entities, an independent registered public accounting firm with respect to the Duke Properties as required by the Securities Act and the Exchange Act.
(t)    REIT Status. The Company, beginning with its taxable year ended December 31, 2007, has been organized and operated, and as of the Applicable Time and Closing Date, will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Disclosure Package and the Prospectus, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and thereafter. No transaction or event has occurred that would cause the Company not to be able to qualify as a REIT for its taxable year ending December 31, 2019 and any subsequent tax year.
(u)    Tax Returns. All federal tax returns or valid extensions filed for, and reports required to be filed by the Transaction Entities or any of the Subsidiaries, and in the case of the state, local and foreign tax returns, to the extent material (“Returns”), have been timely filed (to the extent certain Returns were not timely filed, any delay has not had, and is not reasonably expected to have, a Material Adverse Effect); all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case to the extent shown in such Returns (“Taxes”) and due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such Tax that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Disclosure Package and the Prospectus. None of the Transaction Entities nor the Subsidiaries have requested any extension of time within which to file any Return, which Return has not since been filed within the extended time (to the extent any such Returns were not filed within the extended time, it has not had, and is not reasonably expected to have, a Material Adverse Effect). None of the Transaction Entities nor the Subsidiaries have executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that have had, or are reasonably expected to have, a Material Adverse Effect. No audits or other administrative proceedings or court proceedings are presently pending or threatened against the Transaction Entities or any of the Subsidiaries with regard to any Taxes or Returns of the Transaction Entities or any of the Subsidiaries that have had, or are reasonably expected to have, a Material Adverse Effect.
(v)    Tax Withholding. Each of the Transaction Entities and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
(w)    Permitted Free Writing Prospectus. None of the Transaction Entities nor the Subsidiaries (including any predecessor entities) has distributed, or prior to the completion of the distribution of the Securities, will distribute, any offering material in connection with the offering or sale of the Securities other than the Disclosure Package and the Prospectus and any other written materials consented to by the Underwriters pursuant to Section 16 hereof.
(x)    ERISA. Each of the Transaction Entities and the Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), other than as would not reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability, other than as would not reasonably be expected to have a Material Adverse Effect; none of the Transaction Entities or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder, in each case, other than as would not reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Transaction Entities or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.
(y)    No Plan Assets. The assets of the Transaction Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
(z)    Title to Property. (A) The Company, the Operating Partnership or the Subsidiaries or any other subsidiary or joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by the Company, the Operating Partnership, the Subsidiaries or the applicable subsidiary or joint venture (collectively, the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Disclosure Package or the Prospectus or such as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (B) all Liens on or affecting the Properties that are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein and none of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien, except for such defaults that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any of the Subsidiaries hold properties described in the Disclosure Package and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of such leases or subleases, or adversely affecting or questioning the rights of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (D) except as disclosed in the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) except as disclosed in the Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could not result in a forfeiture or reversion of title; and (F) except as disclosed in the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(aa)    Insurance. Each of the Transaction Entities and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are or will be engaged as described in the Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Disclosure Package and the Prospectus, there are no material claims by the Company, the Operating Partnership or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as disclosed in the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership or the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Disclosure Package and the Prospectus at a cost that would not have a Material Adverse Effect.
(bb)    Mortgages. Except as set forth in the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties owned or leased by the Company, the Operating Partnership or any of the Subsidiaries are described in the Disclosure Package and the Prospectus and are not convertible and none of the Transaction Entities, the Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties, except as would not have a Material Adverse Effect.
(cc)    Title Insurance. The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect, except as would not have a Material Adverse Effect.
(dd)    Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Transaction Entities and the Subsidiaries and the Properties have been and are in material compliance with, and none of the Transaction Entities or the Subsidiaries has any material liability under, applicable Environmental Laws (as defined below), (ii) none of the Transaction Entities, the Subsidiaries, or, to the knowledge of the Transaction Entities, the prior owners or occupants of the Properties at any time or any other person or entity has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or the Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (iii) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) none of the Transaction Entities or the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Transaction Entities or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (v) none of the Transaction Entities or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or other assets described in the Disclosure Package and the Prospectus or arising out of the conduct of the Transaction Entities or the Subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and (vi) neither the Properties nor any other assets currently owned by the Company, the Operating Partnership or any of the Subsidiaries is included or, to the best of the knowledge of the Transaction Entities and the Subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the knowledge of the Company, the Operating Partnership and the Subsidiaries, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority. To the knowledge of the Transaction Entities and the Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Transaction Entities or the Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.
As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j 26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Disclosure Package and the Prospectus (a “Governmental Authority”).
(ee)    Absence of Labor Dispute. No labor problem or dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of Transaction Entities, is imminent, that would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
(ff)    Possession of Intellectual Property. The Transaction Entities and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the business of the Transaction Entities as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (A) to the knowledge of the Company, there are no material rights of third parties to any such Intellectual Property, (B) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property, (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Transaction Entities in or to any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim, (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim and (E) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.
(gg)    Absence of Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits, inquiries, investigations or proceedings against or affecting the Company, the Operating Partnership or any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Company, the Operating Partnership or any of the Subsidiaries, would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, or which are required under the Securities Act or the Exchange Act to be described in the Disclosure Package or the Prospectus; and except as disclosed in the Disclosure Package and the Prospectus, no such actions, suits, inquiries, investigations or proceedings are, to the knowledge of the Transaction Entities, threatened or contemplated.
(hh)    No Material Adverse Effect. Except as disclosed in the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries that are material with respect to the Transaction Entities and the Subsidiaries taken as a whole, (C) none of the Transaction Entities or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Transaction Entities and the Subsidiaries taken as a whole and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its OP Units.
(ii)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities pursuant to this Agreement and the application of the net proceeds therefrom, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(jj)    Contracts. There is no contract or other document to which the Company, the Operating Partnership or any of the Subsidiaries is a party that is required by the Securities Act or the Exchange Act to be described in the Disclosure Package and the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
(kk)    Relationships. No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers or stockholders of the Company or the Operating Partnership on the other hand, which is required pursuant to the Securities Act or the Exchange Act to be described in the Disclosure Package and the Prospectus, which is not so described.
(ll)    Related Party Transactions. Except (i) to the extent not required to be described or filed pursuant to the Securities Act or the Exchange Act, (ii) as described in the Disclosure Package and the Prospectus or (iii) for the agreements referred to herein, none of the Company’s, the Operating Partnership’s or the Subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with the Company, the Operating Partnership or any of the Subsidiaries.
(mm)    Accounting Controls and Disclosure Controls. The Transaction Entities and the Subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Transaction Entities and the Subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(nn)    Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Disclosure Package or the Prospectus accurately reflect the materials upon which they are based or from which they were derived.
(oo)    Money Laundering Laws. The operations of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(pp)    Tax Classification. Throughout the period from its formation through the date hereof and as of the Applicable Time and the Closing Date, each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes and is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as an association taxable as a corporation for federal income tax purposes.
(qq)    No Prohibition on Dividends by Subsidiaries. Except as disclosed in the Disclosure Package and the Prospectus, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership or any such Subsidiary.
(rr)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.
(ss)    OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Operating Partnership from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(tt)    Absence of Manipulation. None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(uu)    No Unlawful Payments. Neither of the Transaction Entities nor any Subsidiaries nor any director, officer, or employee of the Transaction Entities or any Subsidiaries nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, as amended, or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(vv)    Repayment of Indebtedness. Except as disclosed in the Disclosure Package and the Prospectus, neither Transaction Entity intends to use any of the proceeds from the sale of the Securities to repay any debt owed to any Underwriter or any affiliate thereof.
(ww)    Accuracy of Descriptions and Exhibits. The information in the Preliminary Prospectus Supplement and the Prospectus under the captions “Description of Other Indebtedness,” “Description of Notes,” “Description of the Partnership Agreement of Healthcare Trust of America Holdings, LP,” “Certain Provisions of Maryland Law and of the Healthcare Trust of America, Inc. Charter and Bylaws,” “Additional Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations,” in each case to the extent that it constitutes matters of law, summaries of legal matters or other instruments or agreements (including the Indentures, the Securities and the Guarantees), summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Disclosure Package and the Prospectus of the charter, bylaws, certificate of formation, operating agreement or partnership agreement or similar organizational governing documents of the Transaction Entities are accurate in all material respects and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Disclosure Package or the Prospectus or required to be filed as exhibits to the Registration Statement as of the date of this Agreement and as of the Closing Date which have not been so described and filed as required.
(xx)    Cyber Security. Except as disclosed in the Disclosure Package and the Prospectus, (x)(i) to the knowledge of the Transaction Entities, there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Transaction Entities or the Subsidiaries or of any data of the Transaction Entities’ or the Subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to the knowledge of the Transaction Entities, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (ii) the Transaction Entities and the Subsidiaries have not received any written notice of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (y) the Transaction Entities and the Subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a Material Adverse Effect; and (z) the Transaction Entities and the Subsidiaries have implemented commercially reasonable backup and disaster recovery technology.
(yy)    Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of Securities as contemplated by this Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the matters covered thereby.
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to the Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, the aggregate principal amount of Securities set forth opposite such Underwriter’s name in Exhibit A hereto plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, in each case (i) at a price equal to 103.035% of the principal amount of 2026 Notes plus accrued interest from and including August 1, 2019 and (ii) at a price equal to 99.008% of the principal amount of 2030 Notes plus accrued interest, if any, from and including September 16, 2019.
(b)    Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time) on September 16, 2019, or such other time not later than seven full business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).
Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by the Underwriters. Each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.
(c)    Delivery of Securities. On the Closing Date, the Operating Partnership shall deliver the Securities in the form of global certificates to the Trustee, acting as custodian for DTC, registered in the name of DTC’s nominee, Cede & Co. Delivery of the Securities to the Underwriters on the Closing Date shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.
SECTION 3.    Covenants of the Company and the Operating Partnership. Each of the Transaction Entities, jointly and severally, covenants with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Transaction Entities, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives promptly, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and/or summary of any oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if any of the Transaction Entities becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Transaction Entities will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to use commercially reasonable efforts to seek to obtain the lifting thereof at the earliest reasonably practicable moment. The Transaction Entities shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations, subject to the proviso therein, and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.
(b)    Filing of Amendments. The Transaction Entities will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the Securities Act or otherwise, and the Transaction Entities will furnish the Representatives with copies of any such documents within a reasonable time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Transaction Entities have given the Representatives notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within a reasonable time prior to the Applicable Time; the Transaction Entities will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise) and will furnish the Representatives with copies of any such documents a reasonable time prior to such proposed filing, as the case may be, and will not make any discretionary filing pursuant to the Exchange Act or the Exchange Act Regulations prior to the Closing Date to which the Representatives or counsel for the Underwriters reasonably shall object. For the avoidance of doubt, the foregoing sentence shall not limit the ability of the Company or the Operating Partnership to make any required filing pursuant to the Exchange Act or the Exchange Act Regulations if such filing is required by the Exchange Act or the Exchange Act Regulations to be filed prior to the Closing Date.
(c)    Delivery of Registration Statements. The Transaction Entities have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)    Delivery of Prospectuses. The Transaction Entities have delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus Supplement and any amendments or supplements thereto as such Underwriter reasonably requested, and the Transaction Entities hereby consent to the use of such copies for purposes permitted by the Securities Act. The Transaction Entities will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Preliminary Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. Each preliminary prospectus, the Pricing Term Sheet, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Continued Compliance with Securities Laws. The Transaction Entities will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Transaction Entities that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Transaction Entities that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Transaction Entities will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Transaction Entities as aforesaid, the Transaction Entities will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or port-effective amendment to the Registration Statement, the Transaction Entities will use its best efforts to have such amendment declared or become effective as soon as practicable and the Transaction Entities will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Transaction Entities that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Transaction Entities that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Transaction Entities will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Transaction Entities as aforesaid, the Transaction Entities will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the Securities Act or the Securities Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Transaction Entities will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
(f)    Blue Sky and Other Qualifications. The Transaction Entities will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for not less than one year from the date of this Agreement); provided, however, that the Transaction Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Transaction Entities will file such statements and reports to the extent required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.
(g)    Rule 158. The Transaction Entities will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(h)    Use of Proceeds. The Transaction Entities will use the net proceeds received by the Operating Partnership from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
(i)    Restriction on Sale of Securities. From and including the date of this Agreement through the Closing Date, the Transaction Entities will not, without the prior written consent of the Representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Transaction Entities that are similar to the Securities (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Transaction Entities that are similar to the Securities.
(j)    Reporting Requirements. The Transaction Entities, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of investors pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)    Preparation of Prospectus. Immediately following the execution of this Agreement, the Transaction Entities will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Securities Act Regulations or as the Representatives and the Transaction Entities may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.
(l)    DTC. The Transaction Entities will use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.
(m)    Pricing Term Sheet. The Transaction Entities will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Representatives and the Transaction Entities, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representatives with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing.
(n)    Notification of Certain Events. Prior to the Closing Date, each of the Transaction Entities will notify the Underwriters in writing immediately if any event occurs that renders any of the representations and warranties of the Transaction Entities contained herein inaccurate or incomplete.
(o)    Tax Qualification. The Company will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for each of its taxable years for so long as the Company’s board of directors deems it in the best interests of the Company and its shareholders to remain so qualified. The Transaction Entities will use their best efforts to enable the Operating Partnership to be treated as a partnership or an entity disregarded as separate from the Company for federal income tax purposes and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as an association taxable as a corporation for federal income tax purposes.
(p)    Compliance with Laws. Until the offering of the Securities is complete, the Company will (1) comply with all provisions of the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
(q)    Investment Company. The Company will take such steps as shall be necessary to ensure that none of the Transaction Entities shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.
(r)    Copies of Documents. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents referred to in Section 5 hereof as the Representatives may reasonably request.
SECTION 4.    Payment of Expenses.
(a)    Expenses. The Transaction Entities will pay the following reasonable and actually incurred expenses incident to the performance of its obligations under this Agreement: (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement, the Indentures and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Transaction Entities’ legal counsel and accountants, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the fees and expenses of the Trustee, including the reasonable and actually incurred fees and disbursements of counsel for the Trustee in connection with the Indentures and the Securities, (viii) the filing fees incident to the review, if any, by FINRA of the terms of the sale of the Securities, (ix) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, and (x) the costs and expenses of the Transaction Entities and any of its officers, directors or counsel in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors or counsel of the Transaction Entities incurred in connection with any such presentations or meetings; provided, however, the Transaction Entities shall not bear or be responsible for any of the expenses of counsel for the Underwriters pursuant to this Section 4.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 8 hereof, the Transaction Entities shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained in this Agreement, and in certificates signed by any officer of the Transaction Entities or any Subsidiary (whether signed on behalf of such officer, the Transaction Entities or such Subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Transaction Entities of their covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement and any post-effective amendments thereto shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Transaction Entities, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Transaction Entities of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Transaction Entities shall have provided copies thereof to the Representatives of such timely filings.
(b)    Opinion of Counsel for Company. On the Closing Date, the Representatives shall have received the opinion, “negative assurance” letter and opinion as to certain tax matters, each dated as of the Closing Date, of O’Melveny & Myers LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters, substantially similar to the forms attached as Exhibit D-1 and Exhibit D-2 hereto.
(c)    Opinion of Maryland Counsel for Company. On the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Venable LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters, substantially similar to the form attached as Exhibit E hereto.
(d)    Opinion of Counsel for Underwriters. On the Closing Date, the Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to such matters as the Representatives may require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(e)    Officers’ Certificates. On the Closing Date, each Transaction Entity shall have furnished the Representatives a certificate, dated as of the Closing Date, of its or its general partner’s chief executive officer and chief financial officer in which such officers shall state that, to the best of their knowledge after reasonable investigation:
(i)    the representations and warranties of the Transaction Entities in this Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in this Agreement), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct in all material respects as of such date;
(ii)    the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and
(iii)    since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, whether or not arising in the ordinary course of business.
(f)    Indentures. At or prior to the Closing Date, each of the Transaction Entities and the Trustee shall have executed and delivered each of the Indentures.
(g)    Accountant’s Comfort Letter. The Representatives shall have received a letter at the time of execution of this Agreement of Deloitte dated the date hereof and addressed to the Representatives in the forms heretofore approved by the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain other financial information contained or incorporated within the Disclosure Package and the Prospectus. The Representatives shall have received a letter at the time of execution of this Agreement of KPMG dated the date hereof and addressed to the Representatives in the forms heretofore approved by the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain other financial information contained or incorporated within the Disclosure Package and the Prospectus related to the Duke Properties.
(h)    Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from each of Deloitte and KPMG a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.
(i)    No Downgrade. There shall not have occurred any downgrading in the rating of any debt securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.
(j)    Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives.
(k)    Satisfaction of Underwriters’ Counsel. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
(l)    Waiver of Compliance. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.
(m)    Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 10, 11, 12, 13, 14, 15, 17, 18, 20, 21 and 22 hereof shall survive any such termination of this Agreement and remain in full force and effect.
SECTION 6.    Indemnification and Contribution.
(a)    The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, affiliates and agents and each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto), Issuer Free Writing Prospectus, Preliminary Prospectus Supplement, the Disclosure Package, the Prospectus, in each case as amended or supplemented, or any Supplemental Offering Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement and any amendments thereto, in the light of the circumstances under which they were made) not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred; provided, however, that no Transaction Entity will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Content.
(b)    Each Underwriter severally and not jointly will indemnify and hold harmless each Transaction Entity, its directors and officers and each person, if any, who controls the such Transaction Entity within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus Supplement, the Disclosure Package, the Prospectus, in each case as amended or supplemented, or any Supplemental Offering Materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any Transaction Entity by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each indemnified party in connection with investigating or defending any such loss, claim, damage, liability, or expense as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of each of the Underwriters consists of the third paragraph, the fourth and fifth sentence of the sixth paragraph, the first sentence of the seventh paragraph, and the second sentence of the eighth paragraph appearing under the caption “Underwriting (Conflicts of Interest)” in the Prospectus (the “Underwriter Content”).
(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or 6(b) above, notify, in writing, the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 6(a) or 6(b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of material substantive rights and defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to Section 6 hereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6(a) hereof in respect to such action or proceeding, then, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, and (iii) does not include any undertaking or obligation to act or to refrain from acting by the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel (as specified in Section 6 hereof), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6(c) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party (as specified in this Section 6(c)) all amounts reasonably owed in accordance with such request prior to the date of such settlement.
(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) above for any reason, then each indemnifying party (with respect to the Transaction Entities, jointly and severally) shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 6(a) or 6(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total discounts and commissions received by the Underwriters under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), no Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) shall be required to contribute any amount in excess of the discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6(d) to contribute are several in proportion to their respective obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or another method of allocation that does not take account of the equitable considerations referred to above.
(e)    The obligations of the Transaction Entities under this Section shall be in addition to any liability that the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, partner, member, director, officer, employee or agent of any Underwriter and any person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of any Transaction Entity, to each officer and to each person, if any, who controls any Transaction Entity within the meaning of the Securities Act or the Exchange Act.
SECTION 7.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Transaction Entities or any of the Subsidiaries (whether signed on behalf of such officer, the Transaction Entities or such subsidiary) and delivered to the Representatives or counsel for the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Transaction Entities, any officer, director or employee of the Transaction Entities or any person controlling the Transaction Entities, and shall survive delivery of and payment for the Securities.
SECTION 8.    Termination of Agreement. The Representatives may terminate this Agreement only as to such Underwriter by written notice to the Company and the other Underwriters, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
SECTION 9.    Default by One or More of the Underwriters.
(a)    If one or more of the Underwriters shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements satisfactory to the Company for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:
(i)    if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
(ii)    if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any Transaction Entity.
No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.
SECTION 10.    Notices.
All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor, facsimile: 212-834-6081, U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: Credit Fixed Income, facsimile: 877-774-3462, and Wells Fargo Securities, LLC, 550 South Tyron Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, facsimile: 704-410-0326, with a copy to (which shall not constitute notice) Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037, Attention: S. Gregory Cope, Esq.; or, if sent to the Transaction Entities, will be mailed, delivered or telegraphed and confirmed to Healthcare Trust of America, Inc., 925 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona, 85254, Facsimile: (480) 991-0755, Attention: Scott D. Peters, Chief Executive Officer, with a copy to (which shall not constitute notice) O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, Facsimile: (415) 984-8701, Attention: Peter T. Healy, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 6 hereof will be mailed, delivered or telegraphed and confirmed to the Representatives at the addresses set forth on Schedule A hereto.
(a)    Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
(b)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
SECTION 11.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any of the Underwriters that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any of the Underwriters that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
SECTION 12.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Transaction Entities and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Transaction Entities and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 13.    Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law). Except as otherwise expressly set forth herein, specified times of day refer to New York city time.
SECTION 14.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 15.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Commission” means the United States Securities and Exchange Commission.
“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“DTC” means The Depository Trust Company.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Act Regulations” means the rules and regulations of the Commission under the Exchange Act.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.
“GAAP” means U.S. generally accepted accounting principles.
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit C hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
“NYSE” means the New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
“PCAOB” means the Public Company Accounting Oversight Board (United States).
“Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-223172), as amended by post-effective amendment no. 1 filed on September 5, 2019, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.
“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any subsidiary of the Transaction Entities, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Transaction Entities or any subsidiary of the Transaction Entities are a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.
“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424” “Rule 430,” “Rule 433” and “Rule 462” refer to such rules under the Securities Act.
“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective and/or any post-effective amendments thereto became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.
All references in this Agreement to the Registration Statement, any preliminary prospectus, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
SECTION 16.    Permitted Free Writing Prospectuses. The Transaction Entities represent, warrant and agree that they have not made and, unless they obtain the prior written consent of the Representatives, will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Transaction Entities and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriters, to be filed with the Commission or, in the case of the Transaction Entities, whether or not required to be filed with the Commission; provided that the prior written consent of the Transaction Entities and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit C hereto and to any electronic road show in the form previously provided by the Transaction Entities to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Transaction Entities represent, warrant and agree that they have treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit C hereto are Permitted Free Writing Prospectuses.
SECTION 17.    Absence of Fiduciary Relationship. The Transaction Entities acknowledge and agree that:
(a)    each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Transaction Entities, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Transaction Entities on other matters;
(b)    the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Transaction Entities following discussions and arms-length negotiations with the Representatives;
(c)    they are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)    they are aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities and that none of the Underwriters has any obligation to disclose such interests and transactions to the Transaction Entities by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(e)    they waive, to the fullest extent permitted by law, any claims they may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Transaction Entities or any stockholders, employees or creditors of Transaction Entities.
SECTION 18.    Research Analyst Independence. The Transaction Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. To the extent it is not a violation of public policy or applicable law, the Transaction Entities hereby waive and release any claims that the Transaction Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities by such Underwriters’ investment banking divisions. The Transaction Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.
SECTION 19.    Consent to Jurisdiction. Each party hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.
SECTION 20.    USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
SECTION 21.    Trial by Jury. Each of the parties hereby (on its behalf and, to the extent permitted by applicable law, on behalf of its partners, stockholders, members, and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.
SECTION 22.    Waiver of Immunity. With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such action, suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof; whereupon it will become a binding agreement between the Operating Partnership, the Company and the several Underwriters in accordance with its terms.
Very truly yours,
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
By:    Healthcare Trust of America, Inc., its general partner
By: /s/ Robert A Milligan

Name:	Robert A. Milligan

Title:	Chief Financial Officer, Secretary and Treasurer
HEALTHCARE TRUST OF AMERICA, INC.
By:    /s/ Robert A Milligan

Name:	Robert A. Milligan

Title:	Chief Financial Officer, Secretary and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BofA Securities, Inc.
By:    /s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

J.P. Morgan Securities LLC
By:    /s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

U.S. Bancorp Investments, Inc.
By:    /s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

Wells Fargo Securities, LLC

By:    /s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director
For themselves and as Representatives of the other several Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Principal Amount of 2026 Notes	Principal Amount of 2030 Notes
BofA Securities, Inc.	$40,000,000.00	$104,000,000.00
J.P. Morgan Securities LLC	$40,000,000.00	$104,000,000.00
U.S. Bancorp Investments, Inc.	$40,000,000.00	$104,000,000.00
Wells Fargo Securities, LLC	$40,000,000.00	$104,000,000.00
BMO Capital Markets Corp.	$15,000,000.00	$39,000,000.00
Capital One Securities, Inc.	$15,000,000.00	$39,000,000.00
Jefferies LLC	$15,000,000.00	$39,000,000.00
Morgan Stanley & Co. LLC	$15,000,000.00	$39,000,000.00
MUFG Securities Americas Inc.	$15,000,000.00	$39,000,000.00
BBVA Securities Inc.	$3,750,000.00	$9,750,000.00
Fifth Third Securities, Inc.	$3,750,000.00	$9,750,000.00
Regions Securities LLC	$3,750,000.00	$9,750,000.00
Scotia Capital (USA) Inc.	$3,750,000.00	$9,750,000.00
Total	$250,000,000	$650,000,000

Schedule A
Representatives’ Addresses
BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, NC 28202
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

Schedule B
(See Attached)

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Dated September 5, 2019
Registration Statement No. 333-223172
Supplementing Preliminary Prospectus Supplement Dated September 5, 2019
and Prospectus Dated September 5, 2019
Healthcare Trust of America Holdings, LP
3.500% Senior Notes due 2026
3.100% Senior Notes due 2030
in each case fully and unconditionally guaranteed by
Healthcare Trust of America, Inc.

Issuer:	Healthcare Trust of America Holdings, LP
Guarantor:	Healthcare Trust of America, Inc.
Ratings (Moody’s / S&P)*:	Baa2 (Stable) / BBB (Stable)
Trade Date:	September 5, 2019
Settlement Date:	September 16, 2019; (T+7)
	2026 Notes	2030 Notes
Principal Amount:
$250 million, constituting additional notes of, and a single series with, Healthcare Trust of America Holdings, LP’s outstanding 3.500% Senior Notes due 2026, of which $350.0 million aggregate principal amount was issued on July 12, 2016 and is outstanding as of the date of this free writing prospectus
$650 million
Maturity Date:	August 1, 2026	February 15, 2030
Interest Payment Dates:	February 1 and August 1, commencing February 1, 2020	February 15 and August 15, commencing February 15, 2020
Benchmark Treasury:	1.625% due August 15, 2029	1.625% due August 15, 2029
Benchmark Treasury Price / Yield:	100-19+ / 1.559%	100-19+ / 1.559%
Spread to Benchmark Treasury:	T + 133 basis points	T + 158 basis points
Yield to Maturity:	2.889%	3.139%
Coupon (Interest Rate per annum):	3.500% per annum	3.100% per annum
Offering Price:	103.660% of the Principal Amount, plus accrued interest from August 1, 2019 in the amount of $1,093,750.00	99.658% of the Principal Amount, plus accrued interest, if any, from September 16, 2019
Optional Redemption Provisions:
Make-Whole Call at Treasury + 35 basis points
If the notes are redeemed on or after May 1, 2026, the redemption price will be 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to the applicable redemption date.

Make-Whole Call at Treasury + 25 basis points
If the notes are redeemed on or after November 15, 2029, the redemption price will be 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to the applicable redemption date.

CUSIP / ISIN:	42225UAD6 / US42225UAD63	42225UAG9 / US42225UAG94
Joint Book-Running Managers:
BofA Securities, Inc.
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
Capital One Securities, Inc.
Jefferies LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.

BofA Securities, Inc.
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
Capital One Securities, Inc.
Jefferies LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.

Co-Managers:	BBVA Securities Inc. Fifth Third Securities, Inc. Regions Securities LLC Scotia Capital (USA) Inc.	BBVA Securities Inc. Fifth Third Securities, Inc. Regions Securities LLC Scotia Capital (USA) Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information in this term sheet supplements Healthcare Trust of America Holdings, LP’s preliminary prospectus supplement, dated September 5, 2019 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. This term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.
The Issuer and Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and Guarantor have filed with the SEC for more complete information about them and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request a copy of the prospectus supplement for the offering from (i) BofA Securities, Inc. by email at dg.prospectus_requests@baml.com or by calling 1-800-294-1322, (ii) J.P. Morgan Securities LLC by calling 212‑834‑4533, (iii) U.S. Bancorp Investments, Inc. by calling 1-877-558-2607 or (iv) Wells Fargo Securities, LLC by calling 1-800-645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT B
FORM OF PRICING TERM SHEET
SEE SCHEDULE B TO EXHIBIT A

EXHIBIT C
ISSUER GENERAL USE FREE WRITING PROSPECTUS
1.    Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit B hereto.

EXHIBIT D-1
OPINION OF O’MELVENY & MYERS LLP
See attached.

[LETTERHEAD OF O’MELVENY & MYERS LLP]
DRAFT
September [•], 2019
BofA Securities, Inc.
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
As representatives of the several underwriters listed on Exhibit A to the Underwriting Agreement (as defined below)
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, NC 28202

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

Re:	Issuance of Senior Notes due 2026 and Senior Notes due 2030 of Healthcare Trust of America Holdings, LP
Ladies and Gentlemen:
We have acted as special counsel to Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Issuer”), and Healthcare Trust of America, Inc., a Maryland corporation (the “Guarantor”), in connection with the issuance and sale by the Issuer of $[•] million aggregate principal amount of 3.500% Senior Notes due 2026 (the “2026 Notes”) and $[•] million aggregate principal amount of [•]% Senior Notes due 2030 (the “2030 Notes”, and collectively with the 2026 Notes, the “Notes”) pursuant to an underwriting agreement, dated September 5, 2019 (the “Underwriting Agreement”), among you, as representatives (the “Representatives”) of the several underwriters listed on Exhibit A to the Underwriting Agreement (the “Underwriters”), the Issuer and the Guarantor. The Notes are being issued pursuant to two separate Indentures, one dated July 12, 2016 with respect to the 2026 Notes and one dated September [•], 2019 with respect to the 2030 Notes (collectively, the “Indentures”), each between the Issuer, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), and are guaranteed (the “Guarantees”) by the Guarantor pursuant to the terms of the applicable Indenture. The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Issuer and the Guarantor are collectively referred to herein as the “Transaction Parties.”
We are providing this opinion to you at the request of the Transaction Parties pursuant to Section 5(b) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used in this opinion letter and defined in the Underwriting Agreement have the meanings given in the Underwriting Agreement.
In our capacity as such counsel, we have examined originals or copies of those corporate and other records and other documents we considered appropriate, including the following:

(i)	the executed Underwriting Agreement;

(ii)	the Indentures;

(iii)	the global securities representing the Notes;

(iv)	the form of the notation of the Guarantees to be endorsed on the Notes;

(v)	the actions by written consent of the general partner of the Issuer with respect to the transactions covered by this opinion letter;

(vi)
the minutes of the meetings, resolutions or actions by written consent of the Board of Directors of the Guarantor, or any committee thereof, with respect to the transactions covered by this opinion letter;

(vii)	the executed certificates of the Transaction Parties dated as of the date hereof (the “Officer’s Certificates”);

(viii)
the registration statement on Form S-3, File No. 333-223172, filed by the Guarantor with the Securities and Exchange Commission (the “Commission”) on February 23, 2018, and the post-effective amendment no. 1 thereto, filed by the Guarantor with the Commission on September 5, 2019 (excluding the documents incorporated therein by reference) for purposes of registering the offer and sale of the Securities under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Registration Statement”);

(ix)	the orders, judgments and decrees identified to us by the Transaction Parties and set forth in Schedule A attached hereto;

(x)	the prospectus dated September 5, 2019 (the “Base Prospectus”);

(xi)	the preliminary prospectus supplement, dated September 5, 2019 (the “Preliminary Prospectus Supplement”);

(xii)	the Pricing Term Sheet, dated September 5, 2019 (the “Term Sheet” and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Disclosure Package”);

(xiii)
the final prospectus supplement, dated September 5, 2019 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the Preliminary Prospectus Supplement and Term Sheet, but excluding the documents incorporated therein by reference, the “Prospectus”); and

(xiv)
the Issuer’s and Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 19, 2019 (the “2018 Annual Report on Form 10-K”); the Issuer’s and Guarantor’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019, filed with the Commission on April 26, 2019 and July 24, 2019, respectively; the Issuer’s and Guarantor’s Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the Commission on June 13, 2017, August 21, 2017, February 14, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01), February 26, 2019, March 18, 2019, April 25, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01), July 9, 2019 (but only with respect to Item 5.07), July 23, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01) and September 3, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.2 of Item 9.01); and the Guarantor’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 18, 2019 (collectively, the “Incorporated Documents”).

The Underwriting Agreement, the Indentures and the Securities are hereinafter referred to collectively as the “Transaction Documents.”
We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the obligations of the Transaction Parties depend on the enforceability of certain Transaction Documents against any other parties thereto, we have assumed that such Transaction Documents are enforceable against such other parties.
As to relevant factual matters, we have relied upon, among other things, (i) as to matters involving the laws of the State of Maryland, the opinion letter of Venable LLP of even date herewith and (ii) the representations and warranties included in the Underwriting Agreement and the factual representations in the Officer’s Certificates. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.
Our use of the terms “known to us,” “to our knowledge,” or similar phrases to qualify a statement in this opinion letter means that those attorneys in this firm who have given substantive attention to the representation of the Transaction Parties do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm or any constructive or imputed notice of any matters or items of information. We have not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Transaction Parties in connection with this opinion letter or in other matters.
The law covered by this opinion letter is limited to the present federal law of the United States, the present Revised Uniform Limited Partnership Act of the State of Delaware (the “RULPA”), and the present law of the State of California and the State of New York. We express no opinion as to the laws of any other jurisdiction (including the State of Maryland) and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
The opinions hereinafter expressed are subject to the following qualifications:
For purposes of our opinion in paragraph (1), we have relied solely on review of a good standing certificate from public officials in Delaware dated as of August 19, 2019.
For purposes of our opinion in paragraph (2), we have relied solely on review of certificates from public officials in the States of Arizona and New York dated as of August 19, 2019 and August 16, 2019, respectively.
For purposes of our opinion in paragraph (3), we have relied solely on review of a certificate from public officials in the State of Arizona dated as of August 19, 2019.
With regards to our opinion in paragraph (12), we express no opinion as to the indemnification or contribution sections of the Underwriting Agreement.
For purposes of our opinions in paragraphs (12) and (13), we have assumed that neither the Issuer nor the Guarantor has taken, or in the future will take, any discretionary action (including a decision not to act) permitted by any of the Transaction Documents that would cause the performance of such Transaction Documents to (i) violate the RULPA or any U.S. federal, California or New York statute, rule or regulation, (ii) constitute a violation or breach of or default under any of the agreements, orders, judgments or decrees referred to in paragraph (12), or (iii) require any order, consent, permit or approval to be obtained from any U.S. federal, California or New York governmental authority. In addition, we do not express any opinion with respect to orders, consents, permits or approvals that may be necessary in connection with the business or operations of the Issuer or the Guarantor.
In addition, we have assumed the matters set forth in the opinions of Venable LLP set forth in their opinion letter dated the date hereof, a copy of which has been delivered to you.
Our opinions in paragraphs (8), (9), and (11) below as to the enforceability of certain Transaction Documents are subject to:

(i)	public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct, or unlawful conduct;

(ii)	the unenforceability under certain circumstances of broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law;

(iii)	the unenforceability under certain circumstances of choice of law provisions;

(iv)	the unenforceability under certain circumstances of provisions imposing penalties, liquidated damages or other economic remedies; and

(v)	the unenforceability under certain circumstances of provisions appointing one party as trustee for an adverse party or provisions for the appointment of a receiver.
On the basis of such examination, our reliance on the assumptions in this opinion letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion letter, we are of the opinion that:
The Issuer is a limited partnership existing and in good standing under the laws of the State of Delaware with the power under the RULPA and its certificate of limited partnership and partnership agreement to own its properties and assets and to carry on its business as described in the Registration Statement, the Disclosure Package and the Prospectus under caption “About the Registrants” and in the 2018 Annual Report on Form 10-K under the captions “Item 1. Business” and “Item 2. Properties” and to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.
The Guarantor is qualified as a foreign corporation to do business in the States of Arizona and New York.
The Issuer is qualified as a foreign limited partnership to do business in the State of Arizona.
The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary partnership action on the part of the Issuer, and the Underwriting Agreement has been duly executed and delivered by the Issuer.
Assuming due authorization by all necessary corporate action by the Guarantor, the Underwriting Agreement has been duly executed and delivered by the Guarantor.
The execution, delivery and performance of the Indentures have been duly authorized by all necessary partnership action on the part of the Issuer, and the Indentures have been duly executed and delivered by the Issuer.
Assuming due authorization by all necessary corporate action by the Guarantor, the Indentures have been duly executed and delivered by the Guarantor.
Assuming due authorization by all necessary corporate action by the Guarantor, the Indentures constitute the legally valid and binding obligation of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including without limitation fraudulent conveyance laws) and by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).
The issuance of the Notes by the Issuer at the Applicable Time (as defined in the Underwriting Agreement) has been duly authorized by all necessary partnership action on the part of the Issuer and, upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement and the authentication of the certificate or certificates representing the Notes by a duly authorized signatory of the Trustee in accordance with the terms of the Indentures, the Notes will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited by the Enforceability Exceptions.
Assuming due authorization by all necessary corporate action by the Guarantor, the notation of the Guarantees endorsed on the Notes has been duly executed and delivered by the Guarantor.
Assuming due authorization by all necessary corporate action by the Guarantor, upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement, when the Indentures have been duly executed and delivered by the Guarantor and the Notes have been duly executed and delivered by the Issuer, upon the authentication of the certificate or certificates representing the Notes by a duly authorized signatory of the Trustee in accordance with the terms of the Indentures, the Guarantees will be the legally valid and binding obligation of the Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by the Enforceability Exceptions.
The execution and delivery by each of the Transaction Parties of the Transaction Documents to which it is a party and the performance by each Transaction Party of its respective obligations under the Transaction Documents to which it is a party will not, (i) violate the Issuer’s certificate of limited partnership or partnership agreement or the Guarantor’s charter or bylaws, or (ii) violate, breach, or result in a default under any of the material agreements to which the Issuer or the Guarantor is a party that are listed as exhibits to the 2018 Annual Report on Form 10-K or any quarterly or current reports filed by the Guarantor thereafter and prior to the date of this opinion letter (each such agreement, an “Other Agreement”); (iii) violate the RULPA or any current U.S. federal, California or New York statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Transaction Parties or to transactions of the type contemplated by the Transaction Documents; or (iv) breach or otherwise violate any existing obligation of or restriction on the Transaction Parties under any order, judgment or decree of any California, New York or U.S. federal court or governmental authority binding on the Transaction Parties and identified on Schedule A hereto, except that we express no opinion in this paragraph regarding (A) any U.S. federal securities laws, (B) Blue Sky or state securities laws, (C) the indemnification or contribution sections of the Underwriting Agreement, or (D) any violation, breach, default or other occurrence of the type referred to in clause (ii), (iii) or (iv) of this paragraph that could not, individually or in the aggregate, reasonably be expected to prevent or materially impede or delay the consummation of the transactions contemplated by the Transaction Documents. If an Other Agreement is governed by the laws of a jurisdiction other than California or New York, we have assumed such Other Agreement would be interpreted in accordance with its plain meaning, except that technical terms would mean what lawyers generally understand them to mean for agreements governed by the laws of California or New York. We express no opinion with respect to any provision of any Other Agreement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination.
No filing with, or consent, approval or permit of any U.S. federal, California or New York governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Transaction Parties is required on the part of the Transaction Parties for the execution and delivery of the Transaction Documents to which they are a party by the Transaction Parties and the issuance and sale of the Securities, except such as (i) are disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (ii) have been made or obtained by the Issuer or the Guarantor, (iii) may be required under applicable Blue Sky or state or foreign securities or takeover laws or (iv) may be required under the rules and regulations of the New York Stock Exchange in connection with the issuance and sale of the Securities.
The Issuer is not, and upon giving effect to the issuance and sale of the Securities would not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.
The statements in the Disclosure Package and the Prospectus under the captions “Description of Notes” and “Underwriting (Conflicts of Interest),” insofar as such statements summarize provisions of the Indentures, the Securities or the Underwriting Agreement, fairly present the provisions of such documents or instruments required by Form S-3 in all material respects.
The statements in the Disclosure Package and the Prospectus under the caption “Description of the Partnership Agreement of Healthcare Trust of America Holdings, LP,” insofar as such statements summarize provisions of the Issuer’s partnership agreement, fairly present the provisions of such document in all material respects.
The statements in the Disclosure Package and the Prospectus under the caption “Description of Other Indebtedness,” insofar as such statements summarize provisions of the documents referred to therein, fairly present the provisions of such documents in all material respects.
The Registration Statement and any amendments thereto became effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.
The Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended.
We do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which has not been filed as required.
The Registration Statement, on the date it was filed and on the date that any post-effective amendment thereto was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Securities Act and the related rules and regulations in effect at the date of filing, except that we express no opinion (A) concerning the financial statements and other financial or statistical information contained or incorporated by reference therein and (B) any trustee’s statement of eligibility on Form T-1 filed as an exhibit to the Registration Statement (a “Form T-1”). The Prospectus appears on its face to comply in all material respects to the requirements under the Securities Act and the related rules and regulations in effect at the date of filing, except that express no opinion concerning the financial statements and other financial or statistical information contained or incorporated by reference therein.
Each of the documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, on the respective date each such document was filed, appeared on its face to comply in all material respects with the requirements as to form (a) for reports on Form 10-K or Form 8-K or (b) under Section 14(a), as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing, except that we express no opinion concerning the financial statements and other financial or statistical information contained or incorporated by reference therein.
The Prospectus has been filed pursuant to Rule 424(b) within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).
Reference is made to the Registration Statement, the Disclosure Package and the Prospectus. As special counsel to the Issuer and the Guarantor, we reviewed the Registration Statement, the Disclosure Package, the Prospectus, the documents incorporated by reference in the Registration Statement as of the most recent effective date of the Registration Statement (the “Registration Statement Incorporated Documents”) and the Incorporated Documents and participated in discussions with your representatives and representatives of the Issuer at which the contents of the Registration Statement, the Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents, the Incorporated Documents and related matters were discussed.
The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents or the Incorporated Documents, and we do not undertake any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents or the Incorporated Documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents and the Incorporated Documents involve matters of a non-legal nature.
Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, including information deemed to be part of the Registration Statement as of its most recent effective date pursuant to Rule 430B promulgated under the Securities Act, and the Registration Statement Incorporated Documents, considered as a whole as of the effective date of the Registration Statement pursuant to Rule 430B promulgated under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, including the Incorporated Documents, considered as a whole as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, including the Incorporated Documents, considered as a whole as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents or the Incorporated Documents, and we express no belief with respect to, (A) any document filed by the Guarantor or Issuer under the Exchange Act whether before or after the effective date of the Registration Statement, except to the extent that such document is (i) a Registration Statement Incorporated Document read together with the Registration Statement and considered as a whole as of the effective date of the Registration Statement pursuant to Rule 430B promulgated under the Securities Act, or (ii) an Incorporated Document read together with the Disclosure Package or the Prospectus and considered as a whole; (B) the financial statements or other financial, statistical or accounting data contained in or omitted from the Registration Statement, the Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents or the Incorporated Documents; (C) the statements contained in the exhibits to the Registration Statement, in the exhibits to the Incorporated Documents or in the exhibits to the Registration Statement Incorporated Documents; or (D) any Form T-1.
This opinion letter is furnished by us as special counsel for the Issuer and the Guarantor and may be relied upon only by the Underwriters in connection with the issuance and sale of the Securities. It may not be used or relied upon by the Underwriters for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that arise after the date of this opinion letter and come to our attention, or any future changes in laws.
Respectfully submitted,

SCHEDULE A
Orders, Judgments and Decrees

[None]

EXHIBIT D-2
TAX OPINION OF O’MELVENY & MYERS LLP
See attached.
[LETTERHEAD OF O’MELVENY & MYERS LLP]
DRAFT

September [•], 2019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, NC 28202

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

Re:    Status as a Real Estate Investment Trust
Ladies and Gentlemen:
You have requested our opinion concerning certain federal income tax considerations in connection with the issuance and sale by Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), of $[•] million aggregate principal amount of 3.500% Senior Notes due 2026 (the “2026 Notes”) and $[•] million aggregate principal amount of [•]% Senior Notes due 2030 (the “2030 Notes”, and collectively, the “Notes”), to be guaranteed by Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), pursuant to Section 5(b) of the Underwriting Agreement dated September 5, 2019 among the Operating Partnership, the Company, BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Exhibit A thereto (the “Underwriting Agreement”).
Capitalized terms used in this letter and not otherwise defined herein have the meanings assigned to such terms in the Underwriting Agreement.
The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations) (the “Regulations”) and interpretations of the foregoing as expressed in court decisions, administrative determinations and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.
In rendering our opinion we examined such records, certificates, documents and other materials as we considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement, the Disclosure Package and the Prospectus filed as part of the Registration Statement; (2) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership; (3) the Fifth Articles of Amendment and Restatement of the Company, as amended; (4) the Company’s Annual Report on Form 10-K for the years ended December 31, 2007 through December 31, 2018; (5) records required by the Code and Treasury Regulations relating to stockholder ownership and fair value of assets, prepared by the Company for the year ended December 31, 2018; and (6) such other documents and information provided to us as we deemed relevant to our opinion.
In addition, we have been provided with a certificate, dated September [•], 2019 (the “Officer’s Certificate”), executed by a duly appointed officer of the Company, as the corporation which is directly or indirectly serving as the sole corporate general partner of the Operating Partnership, setting forth certain factual representations relating to the formation and operation of the Company and its subsidiaries. Where the factual representations in the Officer’s Certificate involve terms defined in the Code, the Regulations, published rulings of the Internal Revenue Service (the “Service”) or other relevant authority, we have reviewed with the individual making such representations the relevant provisions of the Code, the applicable Regulations, the published rulings of the Service, and other relevant authority. We are not aware of any facts that are inconsistent with the representations contained in the Officer’s Certificate.
For purposes of our opinion, although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not made an independent investigation of all of the facts set forth in such documents, the Officer’s Certificate, the partnership agreement for the Operating Partnership, Disclosure Package or the Prospectus. We have consequently assumed, with your permission, (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.
We have also assumed for the purposes of this opinion that (i) the Company is validly organized, duly incorporated, and existing under the laws of the State of Maryland and in good standing in Maryland, (ii) the issuance of the Notes will be duly authorized and validly issued, (iii) the Operating Partnership is a duly organized and validly existing limited partnership under the laws of the State of Delaware, (iv) each other subsidiary of the Company is duly organized and a validly existing limited liability company or corporation under the laws of its state of organization, (v) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (vi) the operative documents are enforceable in accordance with their terms, (vii) neither the Company nor any entity in which the Company owns a direct or indirect interest will make any amendments to its organizational documents after the date hereof that could adversely affect the Company’s ability to satisfy the requirements for qualification as a REIT, (viii) the Company has been and will continue to be organized and operated in the manner described in the Officer’s Certificate, the Disclosure Package, the Prospectus and the other relevant documents referred to above and (ix) the representations in the Officer’s Certificate are and will remain true, correct and complete and that all representations made “to the best of the knowledge and belief” of any person(s) or party(ies) or with similar qualification or that are qualified as to materiality are and will be true, correct and complete as if made without such qualification. Any material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions.
Based on the foregoing, we are of the opinion that:
1.    The Company has qualified for treatment as a real estate investment trust (“REIT”) under the Code for its taxable years ended December 31, 2007 through December 31, 2018 and the Company’s organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2019 and each taxable year thereafter.
2.    The Operating Partnership has been since its formation, and continues to be, treated for United States federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership.
3.    The statements set forth in the Disclosure Package and the Prospectus under the captions “Material U.S. Federal Income Tax Considerations” and “Additional Material U.S. Federal Income Tax Considerations,” considered as a whole and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
However, such sections of the Disclosure Package and the Prospectus are not exhaustive and do not purport to discuss any state or local tax considerations or all possible federal income tax considerations of the purchase, ownership and disposition of the Notes or other securities. In addition, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders and the diversity of its stock ownership. O’Melveny & Myers LLP will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the Operating Partnership and their subsidiaries, the sources of their income, the nature of their assets, the level of the Company’s distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.
Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Operating Partnership, one or more of the other subsidiaries of the Company or to any investment therein. Furthermore, we assume no obligation to advise you of any changes in the foregoing subsequent to the date of this letter, and we are not undertaking to update this letter after the date hereof.
This letter is furnished solely for the information and use of the addressees hereto pursuant to Section 5(b) of the Underwriting Agreement with respect to the Notes, and speaks only as of the date hereof. No person or entity other than the addressees may rely on this letter without our prior written consent.

Respectfully submitted,

EXHIBIT E
OPINION OF VENABLE LLP
See attached.
[LETTERHEAD OF VENABLE LLP]
DRAFT

September __, 2019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, NC 28202

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

As Representatives of the several Underwriters (as hereinafter defined)

Re:    Healthcare Trust of America, Inc.
Ladies and Gentlemen:
We have served as Maryland counsel to Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), of (i) $[●] in aggregate principal amount of 3.500% Senior Notes due 2026 (the “2026 Notes”) and (ii) $[●] in aggregate principal amount of [●]% Senior Notes due 2030 (the “2030 Notes” and, together with the 2026 Notes, the “Notes”), pursuant to an Underwriting Agreement, dated September 5, 2019 (the “Underwriting Agreement”), by and among the Company and the Operating Partnership, on the one hand, and BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC (together, the “Representatives”), as representatives of the Underwriters named in Exhibit A thereto (collectively, the “Underwriters”), on the other hand. This firm did not participate in the negotiation or drafting of the Underwriting Agreement or the other Transaction Documents (as defined herein).
This opinion is being delivered to you pursuant to Section 5(c) of the Underwriting Agreement.
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.    The Registration Statement on Form S-3 (File No. 333-223172) of the Company, relating to the Notes, and all amendments thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

2.    The Prospectus, dated September 5, 2019 (the “Base Prospectus”), as supplemented by (i) a Preliminary Prospectus Supplement, dated September 5, 2019 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus and the information set forth on Exhibit C to the Underwriting Agreement, the “General Disclosure Package”), and (ii) a Prospectus Supplement, dated September 5, 2019 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each in the form in which it was transmitted to the Commission, including, in the case of the Preliminary Prospectus Supplement and the Prospectus Supplement, pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.    The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.    Resolutions adopted by the Board of Directors of the Company (the “Board”), and by a duly authorized committee of the Board, relating to, among other matters, (a) the sale and issuance of the Notes, (b) the guarantee of the Notes by the Company and (c) the authorization of the execution, delivery and performance of the Transaction Documents by the Company (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.    The Underwriting Agreement;

8.    Two Indentures, one dated July 12, 2016 with respect to the 2026 Notes and one dated as of the date hereof with respect to the 2030 Notes (collectively, the “Indentures”), by and among the Operating Partnership, the Company and U.S. Bank National Association;

9.    Two Guarantees by the Company, one dated July 12, 2016 with respect to the 2026 Notes and one dated as of the date hereof with respect to the 2030 Notes, contained in the Indentures (collectively, the “Guarantees” and, together with the Underwriting Agreement and the Indentures, the “Transaction Documents”);

10.    A certificate executed by an officer of the Company, dated as of the date hereof; and

11.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:
1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each of the parties (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services for the Company within the prior twelve months.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
5.    The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
6.    The Company has all necessary corporate power (a) to own its properties and assets and to carry on its business as described in the General Disclosure Package and the Prospectus under the caption “Summary – Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP” and (b) to execute and deliver the Transaction Documents and to perform its obligations thereunder.
7.    The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company.
8.    Each of the Transaction Documents has been duly executed and, so far as is known to us, delivered by the Company.
9.    The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with or violate (a) the Charter or Bylaws, (b) any Maryland law, statute, rule or regulation applicable to the Company or (c) so far as is known to us, any order, judgment or decree applicable to the Company of any Maryland governmental authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (b) and (c), for any such conflicts or violations that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company or (ii) the Company’s performance of the Transaction Documents.
The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that each of the Transaction Documents is governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 5(b) and (c) above is based upon our consideration of only those laws, statutes, rules and regulations of the State of Maryland, if any, and those orders, judgments and decrees of governmental authorities of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated in such paragraph. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you solely for your benefit. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than O’Melveny & Myers LLP, counsel to the Company, and Vinson & Elkins L.L.P., counsel to the Underwriters, in connection with opinions to be issued by them of even date herewith relating to the Notes) without, in each instance, our prior written consent.
Very truly yours,